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                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                   UAL Corporation and United Air Lines, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                   UAL Corporation and United Air Lines, Inc.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: $700,462.52

    (2) Form, Schedule or Registration Statement No.: Form S-4

    (3) Filing Party: UAL Corporation and United Air Lines, Inc.

    (4) Date Filed: April 12, 1994

Notes:


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                          An Important Reminder to

                        UAL Corporation Stockholders

                               Holding Shares

                       In The Name Of A Brokerage Firm


The Meeting of UAL Stockholders to vote on UAL Corporation's Plan of Recapitalization is only six days away. The Plan provides you with a significant immediate return and a strengthened United Airlines, and so it is important that you vote in favor of the Plan.

A "Yes" vote will be a vote for a transaction that has been thoroughly considered, carefully negotiated, and approved by your Board of Directors. In particular, the transaction will result in your receipt of one half share of common stock of UAL Corporation and, if the company's pending underwritings are successful as anticipated, a cash payment of $84.81; is expected to create a more competitive and cost efficient airline; will facilitate the creation of a new operation; U2--"an airline within an airline"--intended to compete more effectively with low-cost carriers in short-haul markets; and will establish an employee stock ownership plan designed to enhance the commitment of employees.

CS First Boston and Lazard Freres, the company's financial advisors, have evaluated the Plan and have found it to be fair to UAL common stockholders from a financial point of view.

Now is the time to chart the future course of United Airlines from a position of strength. Your vote on July 12 is a vote for an innovative proactive approach designed to achieve success and profitability for UAL.

Remember, a failure to vote is, in effect, a vote against the Plan. Therefore, your voting instructions are extremely important.


            PLEASE EXPRESS YOUR SUPPORT BY SIGNING AND RETURNING
                         THE WHITE PROXY CARD TODAY.



                               UAL CORPORATION

================================= IMPORTANT ===================================

If you have any questions or need further assistance in voting your shares, please call GEORGESON & COMPANY INC., at 1-800-223-2064.

===============================================================================

This advertisement is intended for the information of current stockholders of UAL Corporation with respect to the meeting scheduled for July 12, 1994, and is not an offer to sell nor a solicitation of an offer to buy any securities of UAL Corporation or United Air Lines, Inc.